EXHIBIT 99.1

Sichuan Wuge Network Games Co., Ltd.

Audited Financial Statements

December 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of

Sichuan Wuge Network Games Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Sichuan Wuge Network Games Co., Ltd. (the Company) as of December 31, 2019, and the related statement of operation and comprehensive loss, stockholders’ deficit, and cash flows for the period from inception to December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from inception to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit and a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans to address this substantial doubt are set forth in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since January 20, 2019.

San Mateo, California

May 22, 2020

Sichuan Wuge Network Games Co., Ltd.

Balance Sheet

As of December 31, 2019

2019
Assets
Current assets
Cash and cash equivalents	$228,788
Other receivables, net	7,474
Due to from related parties	13,360
Total current assets	249,622

Equipment, net	6,024
Rental deposit	8,097
Total Assets	$263,743

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts and other payable	45,640
Due to related parties	56,676
Customer deposits	304,636
Total current liabilities	406,952

Total Liabilities	406,952

Commitments and Contingencies

Stockholders’ Deficit
Paid in capital	-
Accumulated deficit	(144,859)
Accumulated other comprehensive loss	1,650
Total Deficit	(143,209)

Total Liabilities and Deficit	263,743

See Accompanying Notes to the Financial Statements

Sichuan Wuge Network Games Co., Ltd.

Statement of Operation and Comprehensive Loss

For the period from July 4, 2019 (“Inception”) to December 31, 2019

2019

Net revenues	$-
Cost of revenues	-
Gross loss	-

Operating expenses:
Selling, general and administrative	144,937

Operating loss	(144,937)

Other income (expenses):
Interest income	123
Interest expense	(45)
Total other income and (expenses)	78

Loss before taxes from operations	(144,859)

Provision for income taxes	-

Net loss	$(144,859)

Other comprehensive income:
Foreign currency translation income	1,650
Comprehensive loss	$(143,209)

See Accompanying Notes to the Financial Statements

Sichuan Wuge Network Games Co., Ltd.

Statement of Stockholders’ Deficit

For the period from July 4, 2019 (“Inception”) to December 31, 2019

			Accumulated Other
	Paid in	Accumulated	Comprehensive
	Capital	Deficit	Loss	Total
Balance, July 4, 2019	-	-	-	-
Capital contribution
Net loss	-	(144,859)	-	(144,859)
Foreign currency translation adjustment			1,650	1,650
Balance, December 31, 2019	$-	(144,859)	$1,650	$(143,209)

See Accompanying Notes to the Financial Statements

Sichuan Wuge Network Games Co., Ltd.

Statement of Cash Flows

For the period from July 4, 2019 (“Inception”) to December 31, 2019

2019
Cash flows from operating activities

Net loss	$(144,859)
Depreciation	84
Increase in other receivables	(7,560)
Increase in amounts due from related parties	(13,514)
Increase in accounts and other payables	46,166
Increase in amounts due to related parties	57,329
Increase in customer advances	308,147
Net cash provided by (used in) operating activities	245,793

Cash flows from investing activities
Purchase of equipment	(6,178)
Payment for rental deposit	(8,190)
Net cash used in investing activities	(14,368)

Effect of foreign currency translation on cash and cash equivalents	(2,637)

Net increase of cash and cash equivalents	231,425

Cash and cash equivalents–at inception	-

Cash and cash equivalents–end of year	$228,788

Supplementary cash flow information:
Interest received	$123
Interest paid	$45

See Accompanying Notes to the Financial Statements

Sichuan Wuge Network Games Co., Ltd.

Notes to Financial Statements

1.	Organization and Principal Activities

Sichuan Wuge Network Games Co., Ltd. (the “Company”) is registered as a limited liability company in Chengdu City, Sichuan Province, People’s Republic of China. The Company was incorporated on July 4, 2019. The Company is developing the game, Wuge Manor. It is the world’s first game that combines Internet of Things (IoT) and e-commerce via a Code Chain platform. Through the game, players will be able to have access to hundreds of vendors and business owners in over one hundred cities in China, participate in activities with those businesses, and collect points. These points can be redeemed for tools in the game, or as coupons redeemable at those business when making purchases. In addition, Wuge generated electronic tokens that can be stored in the Code Chain system to purchase virtual property based on real estate.

2.	Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Customer Advances

The Company has received advances payments for services to be delivered in accordance with performance obligations set forth in the customer contracts. The Company will credit such balance to revenue when those performance obligations have been met.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

12/31/2019
Year end RMB: US$ exchange rate	6.9762
Annual average RMB: US$ exchange rate	6.8967

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers, and all subsequent ASUs that modified ASC 606 on April 1, 2017 using the full retrospective method which requires the Company to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

In applying ASC 606, the Company recognizes revenue when the Company has negotiated the terms of the transaction, set forth the sales price, transferred of possession of the product to the customer or service has been delivered, determined that the customer does not have the right to return the product or that the service is complete, determined that the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s gross revenue will consist of the value of goods or services invoiced, net of any value-added tax (“VAT”).

Advertising

All advertising costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2018, the FASB issued guidance, which eliminates the stranded tax effects in other comprehensive income resulting from the Tax Cuts and Jobs Act of 2017 (“TCJA”). Because the amendments only relate to the reclassification of the income tax effects of the TCJA, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected.

The Company is still evaluating the timing and the impact of the aforesaid guidance on the financial statements.

3.	Going Concern

The accompanying financial statements have been prepared in conformity with GAAP which contemplate continuation of the Company as a going concern. The going concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products and services to generate positive operating cash flows. As of December 31, 2019, the Company reported an accumulated deficit of $144,859. As of December 31, 2019, the Company had working capital deficit of approximately $157,330. These conditions still raise a substantial doubt as to whether the Company may continue as a going concern.

If the Company is not able to generate profits, raise additional capital, and retain the services of certain related parties, it may become insolvent.

4.	Income Taxes

The Company’s primary operations are located in the PRC. The corporate income tax rate in the PRC is 25%.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the years ended December 31, 2019:

2019
Loss attributed to PRC operations	$(144,859)
Loss before tax	(144,859)

PRC Statutory Tax at 25% Rate	-
Effect of tax holidays on other entities	-
Income tax	$-

The Company’s management has not recognized a deferred tax resulting from net operating loss because as of the date of this report, management is not able to reliably estimate when the Company will generate profits that allow it to make use of such an asset.

5.	Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Interest risk

The company is subject to interest rate risk when short term loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

In addition, the Company’s sales and operations may materially adversely affected by national emergencies, such as COVID-19 pandemic.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

6.	Related party transactions

As of December 31, 2019, Chengdu Yuan Malian Technology Co., Ltd (“YML”) owed $13,360 to the Company. YML was a former shareholder of the Company. These funds were lent to YML and are expected to be repaid by YML within one operating period.

As of December 31, 2019, the Company owed Chengdu Yuan Malian Technology Co., Ltd $56,676. YML was a former shareholder of the Company. These funds were owed to YML for rent expense and rental deposit that YML paid on the Company’s behalf. The amounts are due on demand.

7.	Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from December 31, 2019 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure other than those detailed below.

On January 3, 2020, the Company’s shareholders entered into a Share Purchase Agreement with Code Chain New Continent Limited (“CCNC”, f/k/a TMSR Holding Company Limited (“TMSR”)). The Company’s shareholders would receive 4,000,000 shares of TMSR’s common stock in exchange for the Company shareholders entering into certain VIE agreements (“VIE Agreements”) with TMSR’s indirectly wholly owned subsidiary, Tongrong Technology (Jiangsu) Co., Ltd. (“WFOE”), the Company’s indirectly owned subsidiary, through which WFOE shall have the right to control, manage and operate the Company in return for a service fee equal to 100% of the Company’s net income (“Acquisition”). On January 24, 2020, the Company completed the Acquisition and CCNC issued the shares to the Company’s shareholders.

On April 15, 2020, the Company entered into the following two lease agreements for office spaces in Chengdu City, PRC: 1.) from April 22, 2020 to April 21, 2022 with a total lease value of $14,687, and 2.) from July 18, 2020 to October 17, 2021 with a total lease value of $139,804.

The Company’s ability to begin generating revenues was impeded by the global pandemic COVID 19.

On May 6, 2020, the Company became a 70% beneficial ownership in Chengdu Xinhuasu Technology Co., Ltd (“XHS”) which has an authorized capital of $72,498 (RMB 500,000).

8.	Commitments

The Company has ordered certain capital equipment in the amount of $2,867 that was delivered to the Company subsequent to year end. This equipment will be capitalized and depreciated in accordance to its useful life in future operating periods.